Exhibit 10
FIRST AMENDMENT TO REVOLVING CREDIT
AND SECURITY AGREEMENT
     This First Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made this 8th day of June, 2010 by and among ValueVision Media, Inc., a Minnesota corporation (“ValueVision”); ValueVision Interactive, Inc., a Minnesota corporation; VVI Fulfillment Center, Inc., a Minnesota corporation; ValueVision Media Acquisitions, Inc., a Delaware corporation; ValueVision Retail, Inc., a Delaware corporation (each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto as lenders (the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
BACKGROUND
     A. On November 25, 2009, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.
     B. The Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
     1. Amendment.
          (a) Upon the Effective Date, Article VI of the Loan Agreement shall be amended by deleting Section 6.5(a) and replacing it in its entirety as follows:
Fixed Charge Coverage Ratio. If at any time during any fiscal quarter commencing with the quarter ending January 29, 2011 and any fiscal quarter thereafter, Borrowers have more than $8,000,000 of outstanding Revolving Advances or if Undrawn Availability (Modified) is less than $10,000,000, Borrowers shall cause to be maintained as of the end of such fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, measured on a trailing four (4) quarter basis.

          (b) Upon the Effective Date, Article VI of the Loan Agreement shall be amended by deleting Section 6.5(b) and replacing it in its entirety as follows:
Minimum EBITDA. If at any time during any fiscal quarter through fiscal quarter ending October 30, 2010, Borrowers have more than $8,000,000 of outstanding Revolving Advances or if Undrawn Availability (Modified) is less than $10,000,000, cause to be achieved a minimum EBITDA of not less than the following amounts for the end of such quarter (i) ($4,300,000) for the three (3) month period ending May 1, 2010, (ii) ($10,000,000) for the six (6) month period ending July 31, 2010 and (iii) ($10,000,000) for the nine (9) month period ending October 30, 2010.
     2. Representations and Warranties. Each of the Borrowers hereby:
          (a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);
          (b) reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers and Guarantor to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;
          (c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;
          (d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and
          (e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
     3. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent (the “Effective Date”):

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          (a) Agent’s receipt of this Amendment fully executed by the Borrowers; and
          (b) Borrowers payment to the Agent, for the benefit of the Lenders, of an amendment fee in the amount of Twenty Five Thousand Dollars ($25,000), in immediately available funds, which fee shall be non-refundable and not subject to pro-ration.
     4. Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.
     5. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.
     6. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.
     7. Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on June 9, 2010, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0, of which $0 is due on account of Revolving Advances, and $0 is the undrawn amount outstanding under Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.
     8. Miscellaneous.
          (a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
          (b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
          (c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
          (d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the state of Illinois.
          (e) Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.
[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	VALUEVISION MEDIA, INC.

	By: Name:	/s/ William J. McGrath William J. McGrath
	Title:	VP Quality Assurance – Interim Chief Financial Officer

VALUEVISION INTERACTIVE, INC.

	By: Name:	/s/ Nathan E. Fagre Nathan E. Fagre
	Title:	Chief Executive Officer and President

VVI FULFILLMENT CENTER, INC.

	By: Name:	/s/ Nathan E. Fagre Nathan E. Fagre
	Title:	Chief Executive Officer and President

VALUEVISION MEDIA ACQUISITIONS, INC.

	By: Name:	/s/ Nathan E. Fagre Nathan E. Fagre
	Title:	Chief Executive Officer and President

VALUEVISION RETAIL, INC.

	By: Name:	/s/ Nathan E. Fagre Nathan E. Fagre
	Title:	Chief Executive Officer and President

AGENT AND LENDER	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

	By:	/s/ Sherry Winick Sherry Winick, Vice President

Address: 200 South Wacker Drive, Suite 600 Chicago, Illinois 60606 Commitment Percentage: 100%
{Signature Page to First Amendment To Revolving Credit
And Security Agreement}

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